Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Ares Commercial

Real Estate

Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)(7) (8)		Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(3)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Equity	Preferred Stock(3)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Debt	Debt Securities(4)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Other	Subscription Rights(3)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Other	Warrants(5)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Other	Units(6)	457	(o)		(1)		(2)		(2)	0.0000927
Fees to Be Paid	Unallocated (Universal) Shelf	-	457	(o)	N/A		Unallocated (Universal) Shelf		$392,000,000		0.0000927	$36,338.40	(9)
Fees Previously Paid	-	-	-		-		-		-		-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock(3)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Equity	Preferred Stock(3)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Debt	Debt Securities(4)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Other	Subscription Rights(3)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Other	Warrants(5)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Other	Units(6)	415	(a)(6)		(1)		(2)		(2)	0.0001364			S-3	333-188496	06/17/2013
Carry Forward Securities	Unallocated (Universal) Shelf	-	415	(a)(6)	N/A		Unallocated (Universal) Shelf		$858,000,000		0.0001364	$117,031.20	(9)	S-3	333-188496	06/17/2013	$117,031.20	(9)
Total Offering Amounts									$1,250,000,000.00		0.0000927	$115,875.00
Total Fees Previously Paid												$117,031.20	(9)
Total Fee Offsets												-
Net Fee Due												$36,338.40	(9)

(1)	Subject to Note 8 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time separately or as units in combination with other securities registered hereunder.

(4)	Subject to Note 8 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $1,250,000,000.

(5)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

(6)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by third parties, including the U.S. Treasury.

(7)	Estimated pursuant to Rule 457(o) solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.

(8)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,250,000,000.

(9)	The Registrant previously registered $1,250,000,000.00 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-232742) initially filed with the SEC on July 19, 2019, as amended by Amendment No. 1 to Form S-3 on August 2, 2019 (as amended, the “2019 Registration Statement”). The 2019 Registration Statement included $1,250,000,000.00 in aggregate offering price of securities that were previously registered by the Registrant on the Registration Statement on Form S-3 (No. 333-211847) initially filed with the SEC on June 6, 2016, as amended by Amendment No. 1 to Form S-3 on August 25, 2016 (as amended, the “2016 Registration Statement”), that were carried forward pursuant to Rule 415(a)(6). In turn, the 2016 Registration Statement included $1,250,000,000.00 in aggregate offering price of securities that were previously registered by the Registrant on the Registration Statement on Form S-3 (No. 333-188496) initially filed with the SEC on May 9, 2013, as amended by Amendment No. 1 to Form S-3 on June 14, 2013 (as amended, the “2013 Registration Statement”), that were carried forward pursuant to Rule 415(a)(6). The Registrant is carrying forward to this Registration Statement $858,000,000.00 in aggregate offering price of securities that were initially registered under the 2013 Registration Statement, carried forward to the 2016 Registration Statement and the 2019 Registration Statement pursuant to Rule 415(a)(6) and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $117,031.20 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2013 Registration Statement). The Registrant may continue to offer and sell the Unsold Securities until the effective date of this Registration Statement. For the reasons stated above, the net registration fee paid in connection with this Registration Statement is $36,338.40.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type		Initial Filing Date	Filing Date		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-